UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933




                            ZENEX INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


         Colorado                                           73-1587867
----------------------------                               -------------
(State or Other Jurisdiction                               (IRS Employer
    of Incorporation)                                    Identification No.)


  201 S. Robert S. Kerr Avenue, Suite 500
          Oklahoma City, Oklahoma
             (405) 749-9999                                    73102
------------------------------------------                  ------------
(Address of principal executive offices)                     (Zip Code)


                      Jerry Gruenbaum, Esq. Legal Services
                       Nathan Lapkin Consulting Agreement
                      Wang Chang Yuan Consulting Agreement
                         Wei Tianyi Consulting Agreement
                       Gregg Hollmann Consulting Agreement
                        Benjamin Wei Consulting Agreement
             ------------------------------------------------------
                              (Full Title of Plan)



                              Ron Carte, President
                            Zenex International, Inc.
                     201 S. Robert S. Kerr Avenue, Suite 500
                          Oklahoma City, Oklahoma 73102
                               (405) 749-9999 Tel
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                 With a copy to:

                              Jerry Gruenbaum, Esq.
                          54 Hazard Avenue - Suite 270
                           Enfield, Connecticut 06082
                               (860) 763-4222 Tel
                               (860) 763-4222 Fax

 Title of
Securities     Amount to    Proposed Maximum   Proposed Maximum    Amount of
  to be            be        Offering Price       Aggregate       Registration
Registered     Registered     Per Share (1)     Offering Price        Fee
-----------    -----------  ----------------   ----------------   -------------
Common shares   1,100,000      $ 0.10           $   110,000      $   27.50
$0.001
par value


(1) The common stock of Zenex International, Inc. is traded on the OTC Bulletin Board under the symbol "ZENX". The closing bid was $0.08 per share and the closing ask was 0.10 per share on October 28, 2002. The calculation of the registration fee is based upon Rule 457(h)(1), where 1,100,000 shares times $0.18 (the average between the bid and ask) = $49.50

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.

Item 1. Plan Information

     (a) The registrant and each person listed below hereby register 1,100,000 shares in the aggregate of the common stock of Zenex International, Inc. ("Zenex") which has been issued to bona fide consultants and advisors to the registrant who received their shares for bona fide services rendered pursuant to individual consulting agreements between the registrant and each individual consultant and advisor. None of the services rendered by the consultants and advisors consisted of services rendered in connection with fund raising activities. Each person listed below received the listed shares in exchange for services rendered on behalf of Zenex, after having been provided full disclosure concerning the status of Zenex. The consulting agreements entered into and the shares issued in exchange for services rendered are not subject to ERISA. The address and telephone number pursuant to which each person listed below may use to obtain more information concerning that person's individual consulting agreement is Zenex International, Inc., 201 S. Robert S. Kerr Avenue, Suite 500, Oklahoma City, Oklahoma 73102 (405) 749-9999. The Board has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions.

     (b) The following individuals will receive the number of shares listed next to their names:
    Name                       Number of Shares Registered and Purpose
    ---------------------      --------------------------------------------
    Jerry Gruenbaum, Esq.      100,000 shares for legal consulting services
    Nathan Lapkin              100,000 shares for consulting services
    Wang Chang Yuan            100,000 shares for consulting services
    Gregg Hollmann             100,000 shares for consulting services
    Wei Tianyi                 400,000 shares for consulting services
    Benjamin Wei               300,000 shares for consulting services

     (c) While other persons may agree to exchange services for common stock of Zenex in the future, no such persons have been identified to date, and no other person has expressed a desire to do so.

     (d) The shares listed above have been issued to each individual listed above. There are no vesting periods or restrictions on the sale of these shares, except as imposed by law. Each share was purchased for $0.04 per share, the then existing fair market value at the time the consulting agreements were signed. No reports are anticipated to be given to the persons listed above, except reports that are provided to other shareholders and in accordance with proxy and other rules applicable to the shareholders of Zenex generally, as required by applicable corporate and other law. The shares listed above were purchased directly from Zenex and not in or through market mechanisms.

Item 2. Registrant Information and Employee Plan Annual Information

     The Recipients shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the Recipients that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.


                                     Part II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     (a) The following documents filed with the Securities and Exchange Commission by the Registrant, are incorporated by reference:

          (1) The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on November 20, 2002.

          (2) The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on April 15, 2002.

          (3) The description of the Corporation's Common Stock set forth on Page 10 and 11 of the Corporation's Registration Statement on Form S-3 dated August 2, 2002, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports or documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the end of the fiscal year covered by the registration documents referred to above are hereby incorporated by reference.


Item 4. Description of Securities.

     Not Applicable.


Item 5. Interest of Named Experts and Counsel.

     Registrant's attorney Jerry Gruenbaum of Enfield, Connecticut has a equity interest of 100,000 shares in the Registrant as part of this S-8 registration for legal services performed for the registrant. Neither the Registrant's accountants Sutton Robinson Freeman & Co., P.C. of Oklahoma City, Oklahoma nor any other experts named in the registration statement has any equity or other interest in the Registrant.

Item 6. Indemnification of Directors and Officers.

     The corporate charter, the bylaws and individual indemnification agreements with the directors and officers of Lone Wolf provide for mandatory indemnification in of such persons for fees and expenses incurred and judgments rendered as a result of performing services for Lone Wolf where such services were provided in good faith and where the officer or director acted without knowing that the conduct was taken in good faith with no reason to believe that it was not permitted by law and discretionary indemnification in other circumstance not involving intentional misconduct.


Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

Exhibit No.      Document Description
-----------      ---------------------
 3.1             Amended and Restated Articles of Incorporation, incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2000.

 3.2 Amended and Restated By-Laws, incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2000.

 3.3 Amendment to the Articles of Incorporation of Lone Wolf Energy, Inc. changing the name to Zenex Telecom, Inc. effective November 29, 2001, incorporated by reference to the Company's Form 8-K filed November 28, 2001.

 3.2 Amendment to the Articles of Incorporation of Zenex Telecom, Inc. changing the name to Zenex International, Inc. effective August 6, 2002, incorporated by reference to the Company's Form 8-K filed August 15, 2002.

 5.1 Opinion of Jerry Gruenbaum, Esq. regarding the legality of the Securities being registered.

10.1 Agreement and Plan Reorganization dated May 5, 2000, by and among Lone Wolf Energy, Inc., Prestige Investments, Inc., Zenex Long Distance, Inc., and others, incorporated by reference to the Company's Form 8-K filed May 19, 2000.

10.2 Plan and Agreement of Merger dated May 5, 2000, by and among Lone Energy, Inc., Lone Wolf Acquisition Sub I, Inc., ChurchLink.com, Inc. and Switchless Resellers Services, Inc. incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2002.

10.3 Registration Rights Agreement dated May 5, 2000, by and between Lone Energy, Inc. and Switchless Reseller Services, Inc. incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2002.

Exhibit No. (Cont.) Document Description
-----------         --------------------

10.4 Service Agreement dated as of February 16, 2000, by and between Lone Wolf Energy, Inc. and Ensynq, Inc., incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2002.

10.5 Employment Agreement dated as of January 1, 2000, by and between Lone Wolf Energy, Inc. and Marc W. Newman, as amended by letter agreement dated June 20, 2000, incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2002.

10.6 Employment Agreement dated as of January 1, 2000, by and between Lone Wolf Energy, Inc. and Douglas A. Newman, as amended by letter agreement dated June 20, 2000, incorporated by reference to the Company's Registration Statement filed as an exhibit to Form S-3 on August 2, 2002.

10.7 Employment Agreement dated as of January 1, 2000, by and between Lone Wolf Energy, Inc. Zenex Long Distance, Inc. and Brian Gustas, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 on April 10, 2001.

10.8 Stock purchase Agreement executed as of March 7, 2002, incorporated by reference to the Company's Form 8-K on March 19, 2002.

10.9 Agreement and Plan of Split-off and Merger, dated as of September 27, 2002, by and among Zenex, its subsidiary and Aduddell Roofing, Incorporated by reference to the Company's Form 8-K on August 15, 2002.

21. Subsidiaries of the Registrant, incorporated by reference to the Company's Registration Statement filed on Form 10-KSB on April 15, 2002.

23.1             Consent of Sutton Robinson Freeman & Co., P.C.  Certified
                 Public Accountants.


Item 9. Undertaking.

The Registrant makes the following undertakings:

     (a) (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in Oklahoma City, Oklahoma, on November 27, 2002.

                                        ZENEX INTERNATIONAL, INC.
                                        (Registrant)

                                        By: /s/ Ron Carte
                                           -------------------------------------
                                        Ron Carte, President
                                        Chief Executive Office and Director

                                        By: /s/ Debra G. Morehead
                                           -------------------------------------
                                        Debra G. Morehead, Secretary/Treasurer
                                        and Chief Financial Officer and Director

     In accordance with the Exchange Act, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.


Signature                  Title                                      Date

/s/ Ron Carte             Chief Executive Officer and Chairman      11/27/02
----------------------    of the Board
Ron Carte


/s/ Debra G. Morehead     Secretary/Treasurer and Chief Financial   11/27/02
----------------------    Officer and Member Board of Directors
Debra G. Morehead


/s/ Tim Aduddell          Member Board of Directors                 11/27/02
----------------------
Tim Aduddell